UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): March 31, 2008
COLONIAL PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Alabama	1-12358	59-7007599
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2101 Sixth Avenue North
Suite 750
Birmingham, Alabama	35202
(Address of principal executive offices)	(Zip Code)
(205) 250-8700
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 31, 2008, Charles McGehee retired as Executive Vice President, Mixed-Use Development Division of Colonial Properties Trust (the “Company”). In connection with his retirement and in recognition of his long service to the Company, the Company and Mr. McGehee entered into a Settlement Agreement and General Release (the “Agreement”) on March 31, 2008. Pursuant to the terms of the Agreement, Mr. McGehee is entitled to, among other things, (i) a past service bonus of $590,240, less applicable ordinary deductions upon retirement; (ii) the vesting of all restricted shares held by Mr. McGehee as of his retirement; (iii) a pro-rated performance bonus of $115,125, and (iv) a pro-rated stay bonus of $31,300. The Agreement provides for a general release by Mr. McGehee of all claims against the Company and its affiliates. Mr. McGehee has seven days following the execution of the Agreement to revoke his waiver of rights under the Agreement, in which case he would be required to return all consideration, except $25, paid by the Company under the Agreement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONIAL PROPERTIES TRUST
Date: April 4, 2008	By:	/s/ John P. Rigrish
John P. Rigrish
Chief Administrative Officer